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                                                                   EXHIBIT 5.1





            [Letterhead of Seyfarth, Shaw, Fairweather & Geraldson]


                                January 14, 2000



American Classic Voyages Co.
Two North Riverside Plaza, Suite 200
Chicago, Illinois  60606

         Re:      American Classic Voyages Co.
                  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel for American Classic Voyages Co., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on January 14, 2000 (the "Registration Statement"). The Registration Statement relates to the registration of (i) shares of the Company's common stock, par value $.01 per share (the "Common Stock"), (ii) shares of the Company's preferred stock, par value $.01 per share (the "Preferred Stock"),
(iii) and the Company's subordinated debt securities (the "Subordinated Debt Securities") in amounts, at prices and on terms to be determined at the time of the offering. The Registration Statement also relates to the guarantees by the Company of the preferred securities of the AMCV Capital Trust I (the "Trust"), pursuant to a guarantee agreement to be entered into by the Company (the "Preferred Securities Guarantee Agreement"). Unless otherwise specified in the applicable prospectus supplement, the Subordinated Debt Securities to be issued to the Trust will be issued under the Junior Convertible Subordinated Indenture between the Company and the Bank of New York, as Trustee (the "Junior Convertible Subordinated Indenture") and all other Subordinated Debt Securities will be issued under the Subordinated Indenture between the Company and the Bank of New York, as Trustee (the "Subordinated Indenture").

         In connection with the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Company's Second Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") and Third Amended and Restated By-laws (the "Bylaws"), as each existed on the date hereof, (ii) the Registration Statement, including all amendments thereto and the prospectus contained therein, (iii) certain resolutions of the Company's Board of Directors, (iv) the form of Subordinated Indenture, (v) the form of Junior Convertible Subordinated Indenture and (vi) such other documents as we deemed necessary or appropriate in connection with the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions set forth below which


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American Classic Voyages Co.
January 13, 2000
Page 2


we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. When (a) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act of 1933, as amended (the "Securities Act") and the Subordinated Indenture, including any necessary supplemental indenture, shall have been duly qualified under the Trust Indenture Act of 1939, as amended, (ii) a prospectus supplement with respect to such series of Subordinated Debt Securities shall have been filed with the Securities and Exchange Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Board Resolution within the meaning of the Subordinated Indenture shall have been duly issued, or supplemental indenture entered into, in accordance with the Subordinated Indenture detailing the establishment of such series of Subordinated Debt Securities; and (iv) such series of Subordinated Debt Securities shall have been duly executed and authenticated and shall have been duly delivered to purchasers thereof against payment of the agreed consideration therefor, each such series of Subordinated Debt Securities will be legally issued and binding obligations of the Company (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law).

         2. When (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Junior Convertible Subordinated Indenture, including any necessary supplemental indenture, shall have been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) a prospectus supplement with respect to such series of Subordinated Debt Securities shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Board Resolution within the meaning of the Junior Convertible Subordinated Indenture shall have been duly issued, or supplemental indenture entered into, in accordance with the Junior Convertible Subordinated Indenture detailing the establishment of such series of Subordinated Debt Securities; and (iv) such series of Subordinated Debt Securities shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor, each such series of Subordinated Debt Securities will be legally issued and binding obligations of the Company (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law).


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American Classic Voyages Co.
January 13, 2000
Page 3


         3. When (i) the Certificate of Incorporation has authorized a sufficient number of shares of Common Stock to permit issuance of a given number of shares of Common Stock, (ii) the Common Stock has been authorized for issuance by the Company's Board of Directors, and (iii) the Common Stock has been duly issued and the consideration therefor has been received by the Company, the shares of Common Stock so issued will be legally issued, fully paid and nonassessable.

         4. When (i) the Board of Directors of the Company has duly adopted resolutions specifying the terms and conditions of the applicable series of Preferred Stock, (ii) the Company has filed with the Delaware Secretary of State articles of amendment or a certificate of designation with respect to such series of Preferred Stock and (iii) such series of Preferred Stock has been authorized for issuance by the Company's Board of Directors, duly issued and the consideration therefor has been received by the Company, the shares of Preferred Stock within such series of Preferred Stock so issued will be legally issued, fully paid and nonassessable.

         5. When a Preferred Securities Guarantee has been duly executed and delivered by the Company and the preferred guarantee trustee, such Preferred Securities Guarantee will constitute the legal and binding obligation of the Company (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law).

         We do not express herein any opinion concerning any law other than applicable federal law and the corporate law of the State of Delaware, which we deem to include the Delaware General Corporation Law, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the laws.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                    Very truly yours,



DSS/RFW